UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 2, 2004


                           MARKETSHARE RECOVERY, INC.
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             (Exact name of registrant as specified in its charter)


        Delaware                       0-15807                  31-1190725
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(State of Incorporation)       (Commission File Number)       (IRS Employer
                                                             Identification No.)


                         95 Broadhollow Road, Suite 101
                               Melville, NY 11747
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                    (Address of Principal Executive Offices)

                                 (631) 385-0007
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              (Registrant's telephone number, including area code)


                                       N/A
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          (former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

      On November 2, 2004, by mutual agreement of MarketShare Recovery, Inc. (the "Company") and Palomar Enterprises, Inc. ("Palomar"), the Asset Purchase Agreement entered into between the parties on October 7, 2004 (the "Agreement") was terminated. Pursuant to the Agreement, the Company was to acquire certain assets from Palomar, including automotive notes and contracts, a business model for an automotive financial services company, a database of potential customers and $150,000 in exchange for shares of the Company's Common Stock and Preferred Stock.

      Concurrently with the execution of the aforementioned Agreement, the Company's officers and directors agreed to sell Palomar twenty-nine million shares of the Company's common stock for $150,000. The result of both transactions would have given Palomar approximately 85% of the issued and outstanding shares of the Company's Common Stock. This agreement was also terminated on November 2, 2004.

      As a result of the foregoing, there will be no change of control of the Company as reported in the Company's Form 8-K filed with the SEC on October 13, 2004.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MARKETSHARE RECOVERY, INC.



                                        By: /s/ Raymond Barton
                                            -----------------------------------
                                            Raymond Barton, President

Date: November 3, 2004